As filed with Securities and Exchange Commission on December 30, 2009

SEC File No.:  33-84212

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

AMERICAN EAGLE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	752100622
State or other jurisdiction of incorporation or organization	I.R.S. Employer I.D. No.

6337 South Highland Dr. #1054, Salt Lake City, Utah	84121
(Address of Principal Executive Offices)	(Zip Code)

1994 STOCK INCENTIVE PLAN

1994 DIRECTOR STOCK OPTION PLAN

1994 EMPLOYEE RESTRICTED STOCK PLAN

1991 NON-QUALIFIED STOCK OPTION PLAN

AMENDED AND RESTATED P&C STOCK OPTION PLAN—PERKINS

AMENDED AND RESTATED P&C STOCK OPTION PLAN—HILL

AMENDED AND RESTATED P&C STOCK OPTION PLAN—WISE

(Full titles of the plans)

Kip Eardley

6337 South Highland Dr. #1054

Salt Lake City, Utah  84121

(801) 706-9429

(Name, address and telephone number of agent for service)

Copies to:

Ronald N. Vance

Attorney at Law

1656 Reunion Avenue, Suite 250

South Jordan, UT  84095

Telephone (801) 446-8802

FAX (801) 446-8803

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

EXPLANATORY STATEMENT

American Eagle Group, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed on September 21, 1994 (File No. 33-84212) (the “Registration Statement”) to deregister certain shares of the Registrant’s common shares (the “Shares”) that were registered for issuance pursuant to the 1994 Stock Incentive Plan, the 1994 Director Stock Option Plan, the 1994 Employee Restricted Stock Plan, the 1991 Non-Qualified Stock Option Plan, the Amended and Restated P&C Stock Option Plan—Perkins, the Amended and Restated P&C Stock Option Plan—Hill, and the Amended and Restated P&C Stock Option Plan—Wise (the “Plans”).

A total of 1,256,550 common shares issuable pursuant to the Plans were registered under the Registration Statement.

In connection with the Registrant’s filing of a Form 15 and suspension of duty to file reports under Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended, the Registration Statement is hereby amended to remove from registration and to deregister any Shares remaining unissued under the Plans.

THIS SPACE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE TO FOLLOW

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Salt Lake City, Utah, on December 30, 2009.

American Eagle Group, Inc.

By /s/ Kip Eardley

       Kip Eardley, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:  December 30, 2009

/s/ Kip Eardley

Kip Eardley, Director and President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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